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                                                                    EXHIBIT 10.5




                              CONSULTING AGREEMENT


Consulting Agreement, dated as of August 28, 1997, between TELE-COMMUNICATIONS, INC., a Delaware corporation (the "Company") and BRENDAN R. CLOUSTON, now residing at 29 Sunset Drive, Englewood, Colorado 80110 ("Consultant").

                  Effective as of the date hereof, the Company has accepted Consultant's resignation as an officer and employee of the Company, its subsidiaries and its other controlled affiliates. In order to continue to have available the benefit of Consultant's knowledge of the Company and expertise, the Company wishes to retain Consultant to provide consulting services on the terms set forth herein, and Consultant has agreed to provide such services on such terms.

                  In consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, do hereby agree as follows:

1.    Term

                  (a) Term. The term of Consultant's retention under this Agreement (the "Term") shall commence as of August 28, 1997 (the "Commencement Date") and shall end after 30 days written notice of termination from either the Company to Consultant or from Consultant to the Company (the "Expiration Date"). During the Term, Consultant agrees to serve the Company as a consultant as provided herein upon and subject to the terms and conditions set forth in this Agreement.

                  (b) Effects of Termination. Upon expiration of the Term, the obligations of the Company and Consultant under this Agreement shall terminate, except for the obligation of the Company to pay any accrued but unpaid compensation under Section 4 hereof with respect to any period prior to the date of such expiration, (ii) the obligations of the Company under Section 7 hereof, and (iii) any undischarged obligations of the Company under Section 5 with respect to any period prior to the date of





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such expiration. The parties agree that the provisions of Sections 7 and 12 hereof shall survive the expiration or other termination for any reason of the Term and the termination of this Agreement for any reason.

2.    Services to Be Rendered by Consultant.

                  (a) During the Term, Consultant shall, upon the request of the Company's Chairman of its Board of Directors ("Chairman"), consult with and advise the Company with respect to issues and matters of the general types for which Consultant had responsibility as an officer of the Company during calendar year 1997. If Consultant, with his consent, is elected or appointed as a director of the Company or any of the Company's subsidiaries or affiliates, Consultant will serve in each such capacity without further compensation, except as may be decided by the Company or such subsidiary or affiliate in its sole discretion. Consultant will continue to serve on the @ Home, Teleport Communications Group, and Tele-Communications International, Inc. Boards of Directors until the Company requests he not do so.

                  (b) Consultant is agreeing to and shall provide his services under this Agreement as an independent contractor, and neither this Agreement nor the provision of Consultant's services hereunder is intended to create any partnership, joint venture or employment relationship between Consultant and the Company or any of its affiliates.

3.    Time to Be Devoted by Consultant; Support by the Company; Location of
Services.

                  (a) Consultant agrees to make available his consulting services to the Company on a full-time and exclusive basis. These restrictions will be reviewed by the Chairman and Consultant and may be mutually amended from time to time.

                  (b) During the Term, the Company shall, at the Company's expense, provide Consultant on an as-needed basis with all office space, facilities, equipment, supplies, services and secretarial and other staff support which Consultant reasonably requires in order to provide the




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consulting services requested of him by the Chairman pursuant to Section 2(a)
hereof.

                  (c) Consultant may perform his services hereunder in any location which he deems to be appropriate and consistent with the needs of the Company, including the home of Consultant; provided, however, that Consultant acknowledges that Company and its affiliates have offices throughout the world, and Consultant agrees that he shall travel to such offices and to other locations within and outside the United States of America at such time or times during the Term as may reasonably be requested by the Company or as may otherwise be necessary or appropriate in order for Consultant to discharge his responsibilities hereunder.

4.    Compensation Payable to Consultant.

                  (a) During the Term, the Company shall pay Consultant compensation at the rate of $650,000 per annum. Consultant shall be entitled to such compensation whether or not any services are requested of him and regardless of the number of hours of such service that may be rendered during any particular period.

                  (b) Consultant's annual payments shall be paid in accordance with the Company's regular payroll policy for executives, but not less frequently than once a month.

                  (c) The Company shall withhold taxes from any payments due to Consultant unless notified in writing by Consultant not to do so and such non-withholding is allowed under applicable law.

5.    Expenses.

                  The Company shall reimburse Consultant for the reasonable amount of dining, hotel, traveling, entertainment and other expenses necessarily incurred by Consultant in the discharge of his consulting obligations hereunder pursuant to policies and practices applicable to the Executive Vice Presidents of the Company.



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6.    Executive Benefit Plans.

                  During the Term, Consultant, subject to the last sentence of this Section and provided that Consultant satisfies applicable eligibility requirements other than any requirement that he be an employee of the Company, shall continue to be entitled to participate in, and to be accorded all rights and benefits under, all group insurance policies (including, but not limited to, all disability, life, health and medical insurance policies) maintained by the Company for the benefit of its employees, and for this purpose Consultant shall be deemed to be a full-time employee of the Company during such period. Notwithstanding the foregoing, Consultant shall not be entitled to participate in any benefit plan of the Company which, under mandatory provisions of any applicable law, is available only to employees of the Company.

7.    Indemnification.

                  The Company will indemnify and hold harmless Consultant, to the fullest extent permitted by applicable law, in respect of any liability, damage, cost or expense (including reasonable counsel fees) incurred in connection with the defense of any claim, action, suit or proceeding to which he is a party, or threat thereof, by reason of his being or having been an officer or director of, or a consultant to, the Company or any subsidiary of the Company, or his serving or having served at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, business organization, enterprise or other entity, including service with respect to employee benefit plans. Without limiting the generality of the foregoing, the Company will pay the expenses (including reasonable counsel fees) of defending any such claim, action, suit or proceeding in advance of its final disposition, upon receipt of an undertaking by Consultant to repay all amounts advanced if it should ultimately be determined that Consultant is not entitled to be indemnified under this Section.




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8.    Noncompetition.

                  Consultant agrees that during the Term he will not, directly or indirectly, as principal or agent, or in any other capacity, own, manage, operate, participate in or be employed by or otherwise be interested in, or connected in any manner with, any person, firm, corporation or other enterprise which directly competes in a material respect with the business of the Company or any of its majority-owned subsidiaries as it is then conducted. Nothing herein contained shall be construed as denying Consultant (i) the right to own securities of any such corporation of any class which is listed on a national securities exchange or quoted in any automated quotation system of NASDAQ to the extent of an aggregate of 5% of the amount of such securities outstanding or
(ii) provide consulting services to others which otherwise might violate the provisions of the first sentence of this Section if the Company's Chairman approves in writing of such provision of consultancy services.

9.    Confidentiality.

                  Consultant agrees during the Term (otherwise than in the performance of his duties hereunder) and thereafter, not to, directly or indirectly, make use of, or divulge to any person, firm, corporation, entity or business organization, and he shall use his best efforts to prevent the publication or disclosure of, any confidential or proprietary information concerning the business, accounts or finances of, or any of the methods of doing business used by the Company or of the dealings, transactions or affairs of the Company or any of its customers which have or which may have come to his knowledge; however, this Section 9 shall not prevent Consultant from responding to any subpoena, court order or threat of other legal duress, provided Consultant notifies the Company thereof with reasonable promptness so that the Company may seek a protective order or other appropriate relief.

10.   Delivery of Materials.

                  Consultant agrees that, upon the expiration or other termination of the Term, he will deliver to the Company all documents, papers, materials and other property of the Company relating to its affairs which




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may then be in his possession or under his control, other than any of the foregoing which are available to the public generally from a source other than Consultant.

11.   Noninterference.

                  Consultant agrees that he will not, during the Term, solicit the employment of any employee of the Company on behalf of any other person, firm, corporation, entity or business organization or otherwise interfere with the employment relationship between any employee or officer of the Company and the Company.

12.   Certain Matters.

                  The Company previously granted to Consultant options to acquire common stock in the Company (and related public companies), restricted stock awards, and options to acquire 1% of the then existing equity in three entities. A schedule of such grants (the "Grants") is attached as Exhibit A to this Agreement. This Agreement is not intended to grant to Consultant any obligations or benefits that he did not have prior to becoming a consultant hereunder except those expressly stated herein, and it shall not adversely affect any rights Consultant had, including, without limitation, any rights under the Grants, and he will be considered a full-time employee for purposes of his rights under the Grants. The Company and Consultant agree that, notwithstanding any provision of such Grants to the contrary, (i) none of the Grants currently held by Consultant shall terminate or otherwise be affected by the resignation of Consultant as an officer of the Company and (ii) all such Grants shall be in effect as if the Consultant were still an officer of the Company. Upon the expiration of the Term, all provisions of the TCI Satellite Entertainment, Inc. Option to Purchase Series A Common Stock (a copy of which is attached to this Agreement as Exhibit B) relating to vesting and early termination shall apply to the 1% Telephony and Investment Options previously granted to Consultant until those options agreements have been signed. The Company confirms that the provisions of this Section 12 have been approved by the Compensation Committee of the Company's Board of Directors.




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13.   Remedies of the Company.

                  Consultant agrees that, in the event of a material breach by Consultant of this Agreement, in addition to any other rights that the Company may have pursuant to this Agreement, the Company shall be entitled, if it so elects, to institute and prosecute proceedings, at law or in equity, to obtain damages with respect to such breach or to enforce the specific performance of this Agreement by Consultant or to enjoin Consultant from engaging in any activity in violation hereof. Consultant agrees that, because Consultant's services to the Company are of such a unique and extraordinary character, a suit at law may be an inadequate remedy with respect to a breach by Consultant of Sections 8, 9, 10 or 11 hereof, and that upon any such breach or threatened breach by him of such Sections, the Company shall be entitled, in addition to any other lawful remedies that may be available to it, to injunctive relief.

14.   Notices.

                  All notices to be given hereunder shall be deemed duly given when delivered personally in writing or mailed, certified mail, return receipt requested, postage prepaid and addressed as follows:

      (a)        If to be given to the Company:

                           Tele-Communications, Inc.
                           5619 DTC Parkway
                           Englewood, Colorado  80111
                           Attention:   Dr. John C. Malone

with a copy similar addressed and marked to the attention of the Legal
Department.

      (b)        If to be given to Consultant:

                           Mr. Brendan R. Clouston
                           29 Sunset Drive
                           Englewood, Colorado  80110




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or to such other address as a party may request by notice given in accordance with this Section.

15.   Entire Agreement; Amendments and Waivers.

                  This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and replaces and supersedes as of the date hereof any and all prior agreements and understandings with respect to Consultant's employment by the Company, whether oral or written, between the parties hereto, except to the extent provided in Section 12 hereof. This Agreement may not be changed nor may any provision hereof be waived except by an instrument in writing duly signed by the party to be charged. This Agreement shall be interpreted, governed and controlled by the law of the State of Colorado without reference to principles of conflict of laws.

16.   Headings.

                  The headings provided herein are inserted for convenience only and shall not be deemed to constitute a part hereof.

17.   Counterparts.

                  This Agreement may be executed in separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together shall constitute the same agreement.




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                  IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.

                                                   TELE-COMMUNICATIONS, INC.



                                                   By:
                                                        ------------------------
Attest:



-------------------------



                                                   -----------------------------
                                                             Brendan R. Clouston





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